UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Warner Bros. Discovery, Inc.

(Name of Registrant as Specified In Its Charter)

Netflix, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed by Netflix, Inc.

Pursuant to Rule 14a-12 under the

Securities and Exchange Act of 1934, as amended

Subject Company: Warner Bros. Discovery, Inc.

Commission File No.: 001-34177

Date: January 23, 2026

Financial Times Article by Daniel Thomas and Christopher Grimes 1.23.26

Netflix says Paramount bid ‘doesn’t pass sniff test’ as Warner battle intensifies

Co-chief Greg Peters says Netflix is winning Warner Bros shareholder support for a deal that would upend Hollywood

Financial Times

By Daniel Thomas and Christopher Grimes

23 January 2026

Netflix co-chief executive Greg Peters said it is on track to win the backing of Warner Bros Discovery shareholders for its $82.7bn offer for the company’s film and television studios, adding that Paramount’s rival bid “doesn’t pass the sniff test”.

In an interview with the FT, Peters said only a “very small” number of WBD shares had been tendered in support of Paramount’s hostile $108bn offer for the entire company.

Netflix sought to win over any wavering WBD shareholders this week by shifting to an all-cash offer that it said would allow a shareholder vote as soon as April. The proposed deal entails Netflix taking ownership of HBO’s catalogue of hits and the century-old Warner Bros film studio.

Peters said the revised offer provided “greater deal certainty” than Paramount’s bid, which is part funded with $55bn of debt, and demonstrated the strength of Netflix’s balance sheet.

Oracle co-founder Larry Ellison, father of Paramount CEO David Ellison, has agreed to personally backstop the $40bn equity financing of the Paramount offer, which also encompasses WBD’s cable TV assets.

“Without Larry Ellison independently financing this thing, there’s no chance in hell Paramount would ever be able to pull this off,” Peters said.

“Paramount already is saddled with quite a lot of debt,” he added, describing the additional leverage needed to finance its $30-per-share offer as “pretty crazy”.

After WBD’s board rejected its latest bid, Paramount put its offer directly to shareholders. It could yet table a higher offer.

“If they were to move [higher], what kind of leverage would they have to have?” Peters said. “It’s hard to imagine how that works out well.”

He added: “It doesn’t pass the sniff test in my mind. And that’s what the Warner Brothers board determined. And I think that’s where the Warner shareholders are at too.”

Paramount had secured about 7 per cent of WBD shares in its tender, well short of the 50 per cent needed for control of the company, according to a proxy filing on Thursday.

Warner’s board was “rushing to solicit shareholder approval” for the Netflix deal at a special meeting, likely this spring, Paramount said. The company added that it would push for WBD shareholders to block the deal, arguing its offer was superior on both value and certainty.

A deal uniting the Warner Bros studio with Netflix, a streaming pioneer with 325mn subscribers worldwide, would reshape Hollywood. The combined company’s catalogue would boast Warner’s Game of Thrones and Harry Potter and Netflix hits such as Stranger Things and Squid Game.

Hollywood is unnerved at the prospect of the company that upended the movie business becoming even more powerful.

Netflix’s planned takeover has sparked concern from filmmakers such as James Cameron, as well as unions and other groups representing producers and cinema owners.

They worry that Netflix will undermine cinemas by shortening exclusive windows for screening or by simply adding movies on to its streaming platform immediately upon release.

Ted Sarandos, co-chief executive with Peters, has said for years that the company was not interested in broad cinematic releases. Netflix has released films in the past, but usually in limited numbers of cinemas and for the minimum time required to qualify for major awards.

But Sarandos and Peters have vowed to commit to the same theatrical release windows as Warner Bros — typically at least 45 days in the cinema in the US. The executives have been trumpeting their new pro-film argument to a sceptical Hollywood.

“The rationale and the logic of why we wouldn’t want to go blow up something that’s working is pretty clear,” Peters said. Netflix last week announced a $7bn agreement to secure exclusive streaming rights to Sony Pictures’ theatrical releases after they have aired in the cinema.

The company wanted to increase the amount of content it produced, Peters said, and planned to increase spending this year by 10 per cent to about $20bn, regardless of whether it bought WBD. The deal, he added, would further this ambition.

Both the Netflix and Paramount bids are expected to be closely scrutinised by regulators in the US and Europe.

US President Donald Trump has said Netflix’s “very big market share” in streaming could pose a problem. The combination of Warner’s HBO Max service and Netflix would likely exceed 30 per cent market share in the US streaming market — the threshold at which the Federal Trade Commission and US Department of Justice deem competition is substantially lessened.

Based on their individual subscriber bases today, Netflix and WBD would have more than 420mn streaming customers combined. But Peters claimed that the “vast majority” of HBO subscribers are already Netflix subscribers, meaning the customer base of a unified company would not be as large as it first appears.

He also argued Netflix competed with many operators that sit outside the conventional definition of a streaming platform. The company cites Nielsen data showing that it is in sixth place in market share of US TV viewing, behind YouTube, Disney and others.

However, Nielsen ranks Netflix as the second-largest streamer in the US by monthly viewing time, behind only YouTube.

“We’re below 10 per cent of TV hours in every market that we serve . . . big tech is spending a lot of money as competitors in the space, whether it’s Amazon with MGM and Prime Video [or] Apple.”

The long-standing relationship between Trump and Larry Ellison is seen by some analysts as an advantage for Paramount in securing regulatory approval. But Peters believes the Netflix-WBD deal is “highly aligned with what [Trump’s] goals and expectations are for how American companies should be successful”.

By spending big on a major film distributor, Netflix would apparently contradict two of its long-held preferences. Firstly that it builds rather than buys businesses and secondly that it does not want to be in the conventional “wide release” movie business.

Peters said that despite the public rhetoric — Sarandos called the traditional cinema business “outdated” only last spring — being in the more traditional movie business has always been on the table.

“We have often . . . debated building that theatrical business,” he said, adding that “it’s something we have debated probably 20 times” since he joined Netflix in 2008. The timing was not right before, he said, but “you pivot based on opportunities”.

“When you have the ability to access mature, built businesses that are running and are doing positive things, you don’t throw [this] away.”

Netflix shareholders are already taking a hit from its pursuit of WBD.

This week, the company announced it would pause share buybacks to help fund the deal and said operating margins in 2025 shrank by 3.7 points to 29.5 per cent because of $275mn of deal-related expenses.

The disclosures sent its shares down about 5 per cent after market close. Netflix has suffered a decline of about $70bn in its market capitalisation since it emerged last month that it had entered exclusive talks with WBD.

But Peters is confident that — beneath the hullabaloo surrounding the WBD deal — the Netflix machine is humming along nicely. The company reported this week that net profit rose 29 per cent in the fourth quarter to $2.4bn, compared with last year.

Peters admitted that the deal had created uncertainty for investors but said that he was focused on making sure Netflix continued to perform.

“I just sort of try and tune out some of the noise and just focus on what we can control,” he said. “Let’s keep moving things forward.”

Important Information and Where to Find It

In connection with the proposed transaction between Netflix and WBD, WBD filed a preliminary proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on January 20, 2026. The preliminary Proxy Statement is not final and may be amended, and the definitive Proxy Statement (if and when available) will be mailed to stockholders of WBD. WBD also intends to file a registration statement for the newly formed subsidiary of WBD (“Discovery Global”) that will be spun off from WBD prior to the closing of the proposed transaction. Each of Netflix and WBD may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document that Netflix or WBD may file with the SEC or mail to WBD’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NETFLIX AND WBD ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING NETFLIX, WBD, THE PROPOSED TRANSACTION AND RELATED MATTERS. The documents filed by Netflix with the SEC also may be obtained free of charge at Netflix’s website at https://ir.netflix.net/home/default.aspx. The documents filed by WBD with the SEC also may be obtained free of charge at WBD’s website at https://ir.wbd.com.

Participants in the Solicitation

Netflix, WBD and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of WBD in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of WBD and other persons who may be deemed to be participants in the solicitation of stockholders of WBD in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement, which will be filed by WBD with the SEC. Information about WBD’s directors and executive officers is set forth in WBD’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 23, 2025, WBD’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. Information about Netflix’s directors and executive officers is set forth in Netflix’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 17, 2025, and any subsequent filings with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. Free copies of these documents may be obtained as described above.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Netflix’s and WBD’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, their respective businesses and industries, management’s beliefs and certain assumptions made by Netflix and WBD, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, completing the separation of WBD’s Discovery Global business and Warner Bros. business, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of WBD’s and Netflix’s businesses and other conditions to the completion of the proposed transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Netflix and WBD; (iii) Netflix’s and WBD’s ability to implement their business strategies; (iv) consumer viewing trends; (v) potential litigation relating to the proposed transaction that could be instituted against Netflix, WBD or their respective directors; (vi) the risk that disruptions from the proposed transaction will harm Netflix’s or WBD’s business, including current plans and operations; (vii) the ability of Netflix or WBD to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction; (ix) uncertainty as to the long-term value of Netflix’s common stock; (x) legislative, regulatory and economic developments affecting Netflix’s and WBD’s businesses; (xi) general economic and market developments and conditions; (xii) the evolving legal, regulatory and tax regimes under which Netflix and WBD operate; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Netflix’s or WBD’s financial performance; (xiv) restrictions during the pendency of the proposed transaction that may impact Netflix’s or WBD’s ability to pursue certain business opportunities or strategic transactions; and (xv) failure to receive the approval of the stockholders of WBD. Discussions of additional risks and uncertainties are contained in Netflix’s and WBD’s filings with the SEC, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the Proxy Statement filed by WBD in connection with the proposed transaction and the registration statement to be filed by Discovery Global in connection with the separation. While the list of factors presented here is, and the list of factors presented in the Proxy Statement and registration statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Netflix’s or WBD’s consolidated financial condition, results of operations or liquidity. Neither Netflix nor WBD assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.